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                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                              ENB BANKSHARES, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be located in the City of Dallas, County of Dallas, State of Texas.

         Section 2. The corporation may also have offices at such other places, either within or without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All annual meetings of shareholders shall be held at the offices of the corporation in the City of Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of shareholders, commencing with the year 1999, shall be held annually on such date and at such time and place as shall be designated from time to time by the Board of Directors, at which the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders may be called by the board of directors or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting.

         Section 4. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States
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mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. See also
ARTICLE IV.

         Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by law or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The shareholder present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

         Section 7. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or the articles of incorporation.

         Section 8. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the Texas Business Corporation Act. The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is expressly denied.

         Section 9. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided herein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be
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subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

         Section 11. Any action required or permitted to be taken at a meeting of the shareholders, which may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

         Section 12. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.


                                   ARTICLE III

                                    DIRECTORS

         Section 1. The number of directors of the corporation shall not be less than one (1) nor more than twenty-five (25), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be one (1), and shall remain at such number unless and until changed by resolution of the board of directors as aforesaid. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority in number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any
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directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors or in the event such meeting is not held at the time and place so fixed by the shareholders, the meting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

         Section 7. Special meetings of the board of directors may be called by the president and shall be called by the secretary on the written request of one
(1) director. Written notice of special meetings of the board of directors shall be given to each director at least two (2) days before the date of the meeting. Except as otherwise expressly provided by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called. The vote of a majority of the directors present at which a quorum is present shall be the act of the directors.

         Section 9. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action taken,
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is signed by all of the members of the board of directors, and such consent shall have the same force and effect as a unanimous vote at a meeting. Section
10. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                             COMMITTEES OF DIRECTORS

         Section 11. The board of directors by resolution adopted by a majority of the whole board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required by statute. Vacancies in the members of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                            COMPENSATION OF DIRECTORS

         Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              CHAIRMAN OF THE BOARD

         Section 13. The board of directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors. The chairman of the board shall be a member of the board of directors but no other officers of the corporation need be a director. The chairman of the board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of directors.
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                          INDEMNIFICATION OF DIRECTORS

         Section 14.

         (a) Subject to the limitations set forth in this Article III, Section 14, the Corporation shall indemnify any person made a party to or involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic association, corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan (whether such action, suit or proceeding is based in whole or in part on the sole or contributory gross or ordinary negligence of such person, or otherwise). Such indemnification shall be from any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with any of the foregoing proceedings whether occurring prior to or subsequent to the adoption of this Article III, Section 14; provided such person: (A) conducted himself in good faith; (B) reasonably believed (i) in connection with such person's conduct in his capacity as a director, officer, employee or agent of the Corporation, that his conduct was in the Corporation's best interest; and (ii) in all other cases, that such person's conduct was at least not opposed to the Corporation's best interests; and (C) in the case of any criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

         (b) Termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, be determinative that the person seeking indemnification did not meet the requisite standard of conduct set forth in paragraph (a) of this Section 14. Indemnification of any person pursuant to paragraph (a) will be made upon a determination that the person to be indemnified has met the standard of conduct set forth in paragraph (a). A determination of the permissibility of indemnification will be made by one of the following four (4) methods: (i) by the board of directors of the Corporation by majority vote of a quorum consisting of directors who, at the time such determination is made, are not parties to the proceeding in connection with which indemnification is sought;
(ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the board of directors, duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties to the proceeding in connection with which indemnification is sought may participate), consisting solely of two or more directors who at the time of the vote are not named parties to such proceeding; (iii) by special legal counsel selected by the board of directors or a committee thereof by vote as set forth in clause (i) or
(ii) of this paragraph (b) or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties to the proceeding in connection with which indemnification is sought may participate); or (iv) by the shareholders of the Corporation. In any determination that is made pursuant to clause (iv) of this paragraph (b), shares held by directors who are parties to the proceeding for which indemnification is sought may not be voted. Authorization of indemnification and determination as to reasonableness of
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expenses must be made in the same manner as to the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination of the reasonableness of expenses will be made in the manner specified in clause (iii) of this paragraph (b) for the selection of such counsel.

         (c) Reasonable expenses incurred by a person seeking indemnification pursuant to paragraph (a) of this Section shall be paid or advanced by the Corporation prior to the final disposition of such proceeding and without the determination specified in paragraph (b) of this Section upon receipt by the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking to repay any expenses advanced or paid if it is ultimately determined that such person has not met the requisite standard of conduct. Any undertaking to repay expenses that have been paid or advanced may be a general obligation of the person seeking advancement or payment of such expenses, shall not be secured, and shall be accepted without reference to such person's financial ability to make repayment.

         (d) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic association, corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, from and against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section or under applicable laws. Such insurance may not provide coverage for a final order by an appropriate bank regulatory agency assessing civil money penalties.

         (e) The Corporation will not indemnify any persons enumerated in paragraph (a) of this Section against expenses, penalties or other payments incurred in respect of (i) an administrative proceeding or action instituted by an appropriate bank regulatory agency if such proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Corporation; (ii) any proceeding in which the person seeking indemnification has been adjudged to be liable to the Corporation; (iii) any proceeding charging improper personal benefit to the person seeking indemnification, in which such person is adjudged to be liable on the basis that personal benefit was improperly received by such person; or (iv) any proceeding by or on behalf of or in the right of the Corporation, except that in this instance, the Corporation may indemnify for reasonable expenses actually incurred in connection with such proceeding. In addition, no indemnification will be made of any person pursuant to this Section if the Office of the Comptroller of the Currency, in connection with a review of such indemnification, determines through appropriate administrative action that such indemnification shall not be made.
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         (f) It is the intent of this Corporation to indemnify those enumerated in paragraph (a) of this Section to the fullest extent possible in conformity with this Article, all applicable laws and public policy. Accordingly, in furtherance, but not in limitation of such purpose, the Corporation will indemnify those persons enumerated in paragraph (a) to the fullest extent permitted by (i) the Revised Model Business Corporation Act, or by Texas law, as such Act or such law may be changed or amended from time to time, and (ii) the applicable regulations of the Comptroller of the Currency. Any indemnification of or advance of expenses made pursuant to this Section to a director of the Corporation will be reported in writing to the shareholders of the Corporation with or before notice of the next shareholders' meeting.


                                   ARTICLE IV

                                     NOTICES

         Section 1. Notice to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid.

         Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person.

         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.
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         Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall have the power to vote all shares of voting capital stock owned or controlled by the corporation, in such manner as the board of directors may from time to time instruct, but if no such instruction is given, then he shall vote such stock in the manner he deems to be in the best interest of the corporation. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the corporation. In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the president shall preside at meetings of the shareholders and the board of directors.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENTS

         Section 8. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation
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and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

         Section 10. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued until the consideration therefor has been fully paid. Each certificate representing shares of the corporation shall set upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

         Section 2. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation
(1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and
(b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

         Section 3. If the corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation; or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, and (b) that the corporation will furnish a copy of such statement without charge upon written request to the corporation at its principal place of business or registered office.

         Section 4. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate must be live. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

                                LOST CERTIFICATES

         Section 5. The board of directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to have been lost or destroyed. When authorizing such issuance of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                      RESTRICTION ON TRANSFER OF SECURITIES

         Section 7. If the corporation issues any securities which are not registered under the Securities Act of 1933, as amended, the transfer of any such shall be restricted in accordance with the following legend.

                  "The securities represented by this [certificate or instrument] have not been registered under The Securities Act of 1933, as amended (the Act), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such securities or an exemption from the registration requirement of the Act is then in fact applicable to such sale, transfer or offer for sale."

         If the securities are offered pursuant to the intrastate exemption from registration contained in Section 3(a)(ll) of the Securities Act of 1933, as amended, the following language should be added to the legend:

                  "In addition, these securities have been issued pursuant to the intrastate offering exemption of the Act [Section 3(a)(ll)] and Rule 147 thereunder, and may not, prior to nine months after the last sale of any security issued by the corporation pursuant to the offering of which these securities are a part, be sold to anyone not a resident of the State of Texas."

         If the securities are offered pursuant to Section 4(2) of the Act or under Regulation D, promulgated by the Securities and Exchange Commission under Sections 3(b) and 4(2) of the Act, the following language should be added to the legend:

                  "In addition, these securities have been issued pursuant to [Section 4(2) of the Act] or [Section 4(2) of the Act and Regulation D thereunder] or [Regulation D under the Act] and may constitute 'restricted securities', as that term is defined in Rule 144 under the Act and be subject to restrictions and reporting requirements on resale or other transfer."

         Similarly, if the corporation issues any securities which are not registered under the securities laws of the state of incorporation of the corporation (or other relevant state), the transfer of any such securities shall, to the extent required by law, be restricted in accordance with the appropriate legend upon the certificate or instrument evidencing the same.

         In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate or instrument representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate or instrument; or (2) shall set forth such statement on the back of the certificate or instrument and conspicuously refer to the same on the face of the certificate or instrument; or (3) shall conspicuously state on the face or back of the certificate or instrument that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate or instrument without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

                  CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

         Section 8. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders of any adjournment thereof, or shareholders entitled to receive payment of any dividend on shares, or in order to make a determination of shareholders for any other proper purposes, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend on shares or of interest or principal on indebtedness, the date on which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend or authorizing such payment of principal or interest is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                             REGISTERED SHAREHOLDERS

         Section 9. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividend or payments of interest and principal thereon, and to vote as the owner of such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

         Section 2. The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.


                             REPORT TO SHAREHOLDERS

         Section 3. The board of directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                   FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).